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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

THE FRONTIER FUND

FRONTIER DIVERSIFIED SERIES; FRONTIER DYNAMIC SERIES;

    FRONTIER LONG/SHORT COMMODITY SERIES; FRONTIER MASTERS SERIES

(Exact name of registrant as specified in its charter)

Delaware	38-6815533
(State of Incorporation)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 100

                                Denver, Colorado 80264

(Address of principal executive offices including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box [      ].

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box [ X ].

Securities Act registration statement file number to which this form relates (if applicable):

333-155800

Securities to be registered pursuant to Section 12(g) of the Act

Frontier Diversified Series-1

Frontier Diversified Series-2

Frontier Dynamic Series-1

Frontier Dynamic Series-2

Frontier Long/Short Commodity Series-1a

Frontier Long/Short Commodity Series-2a

Frontier Masters Series-1

Frontier Masters Series-2

(Titles of classes)

ITEM I. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The securities to be registered hereby are (1) the units of beneficial interest (the “Units”) in The Frontier Fund (the “Trust”) designated as Frontier Diversified Series-1 Units, (2) the Units designated as Frontier Diversified Series-2 Units, (3) the Units designated as Frontier Dynamic Series-1 Units, (4) the Units designated as Frontier Dynamic Series-2 Units, (5) the Units designated as Frontier Long/Short Commodity Series-1a Units, (6) the Units designated as Frontier Long/Short Commodity Series-2a Units, (7) the Units designated as Frontier Masters Series-1 Units, and (8) the Units designated as Frontier Masters Series-2 Units.

The descriptions of the securities to be registered hereby that are contained in the Registration Statement on Form S-1 (Registration No. 333-155800) of the Trust, filed with the Securities and Exchange Commission on November 28, 2008, as amended by Pre-Effective Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission on April 22, 2009 and by Pre-Effective Amendment No. 2, filed with the Securities and Exchange Commission on May 13, 2009, and declared effective on May 26, 2009 (the “Registration Statement”), is hereby incorporated by reference. Any form of prospectus or prospectus supplement or any amendment to the Registration Statement that includes such description(s) and is subsequently filed by the Trust is hereby incorporated herein by reference.

ITEM 2. EXHIBITS.

EXHIBIT NO.	DESCRIPTION
4.1	Declaration of Trust and Amended and Restated Trust Agreement of the Registrant (annexed to the Prospectus as Exhibit A)*
4.2	Form of Subscription Agreement (annexed to the Prospectus as Exhibit B)*
4.3	Form of Exchange Request (annexed to the Prospectus as Exhibit C)*
4.4	Form of Request for Redemption (annexed to the Prospectus as Exhibit D)*
4.5	Form of Request for Additional Subscription (annexed to the Prospectus as Exhibit E)*
4.6	Form of Application for Transfer of Ownership / Re-registration Form (annexed to the Prospectus as Exhibit F)*
4.7	Form of Privacy Notice (annexed to the Prospectus as Exhibit G)*

*         Previously filed as like-numbered exhibit to pre-effective amendment no. 2 to Registration Statement No. 333-155800 and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 13, 2009	The Frontier Fund
(Registrant)

	By:	/s/ Robert J. Enck
Robert J. Enck President and Chief Executive Officer of Equinox Fund Management, LLC, the Managing Owner of The Frontier Fund

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 13, 2009	Frontier Diversified Series
a Series of The Frontier Fund
(Registrant)

	By:	/s/ Robert J. Enck
Robert J. Enck President and Chief Executive Officer of Equinox Fund Management, LLC, the Managing Owner of The Frontier Fund

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 13, 2009	Frontier Dynamic Series,
a Series of The Frontier Fund
(Registrant)

	By:	/s/ Robert J. Enck
Robert J. Enck President and Chief Executive Officer of Equinox Fund Management, LLC, the Managing Owner of The Frontier Fund

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 13, 2009	Frontier Long/Short Commodity Series,
a Series of The Frontier Fund
(Registrant)

	By:	/s/ Robert J. Enck
Robert J. Enck President and Chief Executive Officer of Equinox Fund Management, LLC, the Managing Owner of The Frontier Fund

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 13, 2009	Frontier Masters Series
a Series of The Frontier Fund
(Registrant)

	By:	/s/ Robert J. Enck
Robert J. Enck President and Chief Executive Officer of Equinox Fund Management, LLC, the Managing Owner of The Frontier Fund